Exhibit 4.16

Execution Version

“CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE IDENTIFIED BY ***.”

genetic technologies
Limited

LICENSE AGREEMENT AND RELEASE

Effective as of June 29, 2007 (“EFFECTIVE DATE”), GENETIC TECHNOLOGIES LIMITED, having an office at 60 Hanover Street, Fitzroy, Victoria 3065, Australia (“GTG”), and THERMO FISHER SCIENTIFIC INC., having an office at 81 Wyman Street, Waltham, MA, 02454-9045, USA (“THERMO”), agree as follows:

ARTICLE I

BACKGROUND

1.1                               GTG represents that it has certain proprietary and intellectual property rights pertaining to methods and processes used to extract gene discovery and diagnostic utility from the non-coding region of genomes.

1.2                               THERMO wishes to acquire a license under, and to obtain access to GTG’s non-coding patents.

1.3                               GTG is prepared to grant a non-exclusive license to THERMO under its non-coding patents, subject to the terms and conditions of this AGREEMENT.

ARTICLE II

GENERAL DEFINITIONS AND RELATIONSHIPS AMONG DEFINITIONS

2.1                               “AGREEMENT” means this document, its attachments, all addend schedules, exhibits, appendices, and any amendments to the foregoing.

2.2                               “CONFIDENTIAL INFORMATION” means any and all information which is disclosed by either party to the other verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary. CONFIDENTIAL INFORMATION includes, but is not limited to, the specific terms and/or conditions of this AGREEMENT, trade secrets, ideas, processes, formulas, programs, software, source of supply, technology, discoveries, developments, inventions, techniques, marketing plans, strategies, forecasts, unpublished financial statements, prices, costs, and customer lists.

2.3                               “FIELD OF USE” means gene-based, human genetic research and human diagnostics, but excluding certain genetic testing that is proprietary Myriad Genetics, Inc. and known as BRACAnalysis®, COLARISSM, COLARIS APSM , MELARISSM, and CardiaRisk®.

2.4                               GTG and THERMO may sometimes hereinafter be collectively referred to as the “parties” and, individually as a “party” (as required by the context),

2.5                               “LICENSED PATENT(S)” means the United States Patents listed in Appendix “A” attached to this AGREEMENT and all reissues, reexaminations, divisionals, continuations continuations-in-part, substitutions, and extensions of the foregoing, applications therefor, and patents which may issue upon such applications.

2.6                               “LICENSED PRODUCT(S)” means:

2.6.1                        products manufactured by THERMO or on behalf of THERMO of its own design; and

2.6.2                        activities and diagnostic services performed by THERMO;

2.6.3                        that but for the license granted herein would infringe or contribute to the infringement of one or more claims of a LICENSED PATENT.

2.7                               “THERMO” means Thermo Fisher Scientific Inc. and its wholly owned subsidiaries existing as of the EFFECTIVE DATE.

2.8                               The words “hereof,” “herein” and “hereunder” and words of similar import when used in this AGREEMENT will refer to this AGREEMENT as a whole and not to any particular provision of this AGREEMENT and Article, Section and Subsection references are to this AGREEMENT unless otherwise specified. Whenever the words “include,” “include? or “including” are used in this AGREEMENT, they will be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

ARTICLE III

RELEASE

3.1                               Subject to the terms and conditions of this AGREEMENT, GTG agrees that, providing THERMO fully and faithfully discharges all obligations undertaken by THERMO in this AGREEMENT, namely, the confidentiality obligations and the obligation to pay the license issue fee, GTG will release THERMO from all claims, demands, and rights of action which GTG may have as of the EFFECTIVE DATE on account of infringement of any LICENSED PATENT prior to the EFFECTIVE DATE to the extent the acts constituting such infringement would be licensed hereunder.

ARTICLE IV

GRANT TO THERMO

4.1                               Subject to the terms and conditions of this AGREEMENT, GTG hereby grants and agrees to grant to THERMO a worldwide, nonexclusive, non-transferable, perpetual, irrevocable, paid-up license under the LICENSED PATENTS (without the right to sublicense) to make, use, sell, offer for sale, and import LICENSED PRODUCTS in the

FIELD OF USE. The rights granted herein shall pass through to end-users solely to the extent required for internal use of LICENSED PRODUCTS by such end-users.

4.2                               The rights and licenses granted by GTG in this AGREEMENT are personal to THERMO. THERMO shall not assign or otherwise transfer any license or right granted hereunder or any interest therein without the prior written consent of GTG (which may be withheld in GTG’s sole and absolute discretion), except to a purchaser of all or substantially all of the business of THERMO or any of its wholly owned subsidiaries, to which this AGREEMENT relates, whether by merger, sale of stock, sale of assets or otherwise; provided, however that prior to the transfer of ownership such purchaser must expressly assume in writing the obligations of THERMO or one of its subsidiaries, as the case may be, under this AGREEMENT and expressly acknowledges in writing that products and/or services of such purchaser existing prior to the transfer of ownership shall not be LICENSED PRODUCTS.

4.3                               All rights not explicitly granted to THERMO are reserved by GTG. Not limiting the foregoing, THERMO acknowledges that it is not granted any rights to any other patents or other intellectual property rights of GTG or any third party.

ARTICLE V

CONSIDERATION

5.1                               As consideration for the licenses and rights granted by this AGREEMENT, THERMO agrees to pay to GTG a one-time, nonrefundable license issue fee of *** in cash on the EFFECTIVE DATE.

5.2                               ***

5.3                               All payments by THERMO to GTG shall be sent by electronic wire transfer to:

Key Bank
#307070267
1130 Haxton Drive
Fort Collins, Colorado 80525
Account: Genetic Technologies Limited
Account Number: 76009 000 2576

5.4                               All fees payable hereunder by THERMO shall be made in United States Dollars (USD) and are payable to GTG’s successors, heirs, or assigns, as appropriate.

ARTICLE VI

WAIVER

6.1                               No waiver by either party, express or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other party shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this AGREEMENT of the same or different nature.

ARTICLE VII

CONFIDENTIALITY, PUBLICITY AND PRESS RELEASES

7.1                                 LIMITATIONS ON USE AND DISCLOSURE: The parties agree that the terms and conditions set forth in this AGREEMENT are CONFIDENTIAL INFORMATION, The CONFIDENTIAL INFORMATION disclosed by either party (“DISCLOSING PARTY”) to the other party (“RECEIVING PARTY”) constitutes the confidential and proprietary information of the DISCLOSING PARTY and the RECEIVING PARTY agrees to treat all CONFIDENTIAL INFORMATION of the other in the same manner as it treats its own similar proprietary information, but in no case will the degree of care be less than reasonable care. The RECEIVING PARTY shall use CONFIDENTIAL INFORMATION of the DISCLOSING PARTY only in performing under this AGREEMENT and shall retain the CONFIDENTIAL INFORMATION in confidence and not disclose to any third party (except as authorized under this AGREEMENT) without the DISCLOSING PARTY’s express written consent. The RECEIVING PARTY shall disclose the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION only to those employees and contractors of the RECEIVING PARTY who have a need to know such information for the purposes of this AGREEMENT, and such employees and contractors must have entered into agreements with the RECEIVING PARTY containing confidentiality provisions covering the CONFIDENTIAL INFORMATION, with terms and conditions at least as restrictive as those set forth herein. Notwithstanding the foregoing, each party’s confidentiality obligations hereunder shall not apply to information which as evidenced by written records:

7.1.1                      is already known to the RECEIVING PARTY without an obligation of confidentiality prior to disclosure by the DISCLOSING PARTY;

7.1.2                      is or becomes publicly available without fault of the RECEIVING PARTY;

7.1.3                      is rightfully obtained by the RECEIVING PARTY from a third party without restriction as to disclosure, or is approved for release by written authorization of the DISCLOSING PARTY;

7.1.4                      is developed independently by the RECEIVING PARTY without use of or access to the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION.

7.2                                 PERMITTED USE AND DISCLOSURE: Each party hereto is permitted to disclose this AGREEMENT and use or disclose the CONFIDENTIAL INFORMATION disclosed to it by the other party:

7.2.1                      To the extent such use or disclosure is reasonably necessary in connection with complying with stock exchange rules.

7.2.2                      To its legal and/or financial advisors, provided such advisors maintain the confidentiality of this AGREEMENT.

7.2.3                      To the extent such use or disclosure is reasonably necessary to enforce its rights under this AGREEMENT in connection with a legal proceeding or as required to be disclosed by law or governmental regulation,

7.2.4                      To the extent such use or disclosure is reasonably necessary in connection with prosecuting or defending litigation, complying with applicable law, court order, submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder.

7.2.5                      In the instances set forth in Sections 7.2.1 or 1.2.4, the RECEIVING PARTY shall provide reasonable advance written notice to DISCLOSING PARTY of such disclosure and reasonably cooperate with the DISCLOSING PARTY in limiting such disclosure.

7.3                                 PUBLICITY AND PRESS RELEASES: The parties shall mutually agree upon and jointly issue one or more appropriate media/press releases with regard to the existence of this AGREEMENT within seven (7) days of the EFFECTIVE DATE or as soon as reasonably practical thereafter. Neither party shall issue any other press releases relating to this AGREEMENT without prior written approval of the other party; provided however, that:

7.3.1                      Each party shall be permitted to post a copy of, provide a link on its web site to or otherwise summarize any permitted disclosures made under this AGREEMENT;

7.3.2                      GTG shall be able to disclose to other licensees and/or prospective licensees the identity of THERMO and the existence of this AGREEMENT; and

7.3.3                      THERMO shall be able to disclose to customers and/or prospective customers the identity of GTG and the existence of this AGREEMENT.

ARTICLE VIII

NOTICE

8.1                                 Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, and if given or rendered to THERMO, addressed to:

Peter Y. Lee, Esq.
Director Intellectual Property
81 Wyman Street
Post Office Box 9046
Waltham, MA
02454-9046
USA

or, if given or rendered to GTG, addressed to:

Dr. Melvyn Jacobson
Chief Executive Officer
Genetic Technologies Limited
60 Hanover Street
Fitzroy, Victoria 3065
Australia Ph: +61 419 657 915
Fax: +1 (970) 484-6698

with a copy to;

Michael A. DeSanctis, Esq.
Hamilton, DeSanctis & Cha, LLP
225 Union Blvd., Ste. 305
Lakewood, CO 80228
USA
Ph: +1 (303) 284-5103
Fax: +1 (303) 362-0575

or, in any case, to such changed address or person as such parties shall have specified to each other by written notice.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1                               GTG represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT and grant to THERMO the license and other rights as set forth herein, and there are no outstanding agreements, grants, licenses, encumbrances, liens, or agreements, either written or implied, inconsistent therewith or pursuant to which this AGREEMENT or the parties’ performance hereunder would violate, breach, or cause a default.

9.2                               GTG represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of GTG.

9.3                               THERMO represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT, and there are no outstanding agreements, grants, licenses, encumbrances, liens, or agreements, either written or implied, inconsistent therewith or pursuant to which this AGREEMENT or the parties’ performance hereunder would violate, breach, or cause a default.

9.4                               THERMO represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of THERMO.

9.5                               INDEMNIFICATION:

9.5.1                      BY THERMO: THERMO agrees to hold GTG harmless from any claims by third parties arising from the manufacture, use, sale, importation, or other disposition of LICENSED PRODUCTS. THERMO shall indemnify, hold harmless, and defend GTG, and GTG’s subsidiaries, affiliates, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys’ fees and court costs arising out of or in connection with the design, development, manufacture, use, sale, packaging, distribution, or shipment of LICENSED PRODUCTS.

9.5.2                      BY GTG: GTG shall indemnify, hold harmless, and defend THERMO, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys’ fees and court costs arising out of or in connection with: (i) any breach by GTG of any representation, warranty, or covenant hereunder, or (ii) the failure of GTG to perform any covenants or obligations contained in this AGREEMENT.

9.5.3                      The indemnifying party’s indemnification obligations under this Section 9.5 are conditioned upon the indemnified party (i) giving prompt notice of the claim to the indemnifying party; (ii) granting sole control of the defense or settlement of the claim or action to the indemnifying party; and (iii) providing reasonable cooperation to the indemnifying party and, at the indemnifying party’s request and expense, assistance in the defense or settlement of the claim.

9.6                               DISCLAIMER OF WARRANTIES:

9.6.1                      EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS, TO THE EXTENT ALLOWED BY APPLICABLE LAW, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF INFORMED OF SUCH PURPOSE), NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

9.6.2                      EXCEPT AS EXPRESSLY SET FORTH HEREIN, THERMO AGREES THAT THE LICENSED PATENTS ARE PROVIDED “AS IS,” AND THAT GTG MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OR SALE OF LICENSED PRODUCTS INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, GTG ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES FOR DAMAGES WHICH ARISE OUT OF OR RESULT FROM

THE PERFORMANCE OR SALE OF LICENSED PRODUCTS. THERMO ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY PERFORMANCE OR SALE OF LICENSED PRODUCTS.

9.7                                 LIMITATION OF LIABILITY: NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER. GTG SHALL NOT BE LIABLE FOR ANY AMOUNTS IN EXCESS OF THE TOTAL AMOUNTS PAID TO GTG BY THERMO HEREUNDER DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

9.8                                 Nothing contained in this AGREEMENT shall be construed as:

9.8.1                      a warranty or representation by GTG as to the validity or scope of any LICENSED PATENT; or

9.8.2                      a warranty or representation that any manufacture, sale, lease, use or other disposition hereunder will be free from infringement of patents other than those under which and to the extent to which licenses are in force hereunder; or

9.8.3                      an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

9.8.4                      conferring any right to use by either party, in advertising, publicity, or otherwise, any trademark, trade name or name, or any contraction, abbreviation or simulation thereof, of the other party; or

9.8.5                      conferring by implication, estoppel or otherwise, upon THERMO, any license or other right under any intellectual property or patent, except that expressly granted hereunder.

ARTICLE X

MISCELLANEOUS

10.1                           CONSTRUCTION: This AGREEMENT has been negotiated by the parties and their respective counsel. This AGREEMENT shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. This AGREEMENT shall not be construed in fervor or against either party by reason of the authorship of any provisions hereof. The existence or absence of any term or condition of this AGREEMENT shall not be used in the construction or interpretation of any other agreement between the parties. The existence or absence of any term or condition of any other agreement between the parties shall not be used in the construction or interpretation of this AGREEMENT.

10.2                         MODIFICATION: This AGREEMENT sets forth the entire agreement and understanding between the parties as to the subject matter of this AGREEMENT and merges all prior discussions between the parties, and no one of the parties shall be bound by any modification of this AGREEMENT, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT, other than as expressly provided for herein, or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and signed by duly authorized representatives of the party to be bound thereby.

10.3                         CHOICE OF LAW: This AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Colorado (excluding conflicts of laws) and of the United States.

10.4                         FORUM SELECTION: The exclusive venue for any controversy or claim arising out of or in connection with this AGREEMENT shall be Denver County, Colorado and the parties hereto submit and consent to jurisdiction and venue in Denver County, Colorado, except to the extent preempted by federal jurisdiction in which case such jurisdiction shall be in the Federal courts of Colorado.

10.5                         INDEPENDENT BUSINESS: The parties acknowledge that their business operations are completely independent and neither party shall at any time hold itself out as an agent or representative of the other party. No partnership, joint venture, or other relationship shall be deemed to exist by virtue of this AGREEMENT.

10.6                         INDEPENDENT TERMS: All the terms of this AGREEMENT shall be independent and unconditional so that the performance of any one term shall not be subject to any set off or counterclaim.

10.7                         SEVERABILITY: In the event any clause or term of this AGREEMENT is determined to be void, invalid, or unenforceable, the clause shall be reformed to the extent necessary in order to overcome the limitation and as revised this AGREEMENT shall remain in full force and effect.

10.8                         HEADINGS: The headings contained within this AGREEMENT are for convenience and reference purposes only. They do not form a part hereof and shall not affect the meaning or interpretation of this AGREEMENT.

10.9                         FURTHER ASSURANCES: The parties hereto shall execute such further documents and perform such further acts as may be necessary to comply with the terms of this AGREEMENT and consummate the transactions herein provided.

10.10                   FORCE MAJEURE: Neither party shall be held responsible if the fulfillment of any terms or provisions of this AGREEMENT are delayed or prevented by wars, revolutions, fires, floods, acts of God, acts of terrorism whether actual or threatened, or other causes similar to those enumerated and not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, the party is unable to prevent.

10.11                 COUNTERPARTS: This AGREEMENT may be executed in counterparts (and evidenced by facsimile signatures), each of which will be deemed an original and all of which together constitute one instrument,

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IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this AGREEMENT,

GTG:	THERMO:

GENETIC TECHNOLOGIES LIMITED	THERMO FISHER SCIENTIFIC INC.

By	By

Printed Name / Date

Title	Title

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this AGREEMENT,

GTG:	THERMO:

GENETIC TECHNOLOGIES LIMITED	THERMO FISHER SCIENTIFIC INC.

By	By

Printed Name / Date

Title	Title

APPENDIX “A”

LICENSED PATENTS

US Patent No.	Earliest Priority Date	Filing Date	Issue Date	Expiration Date
5,612,179	8/25/1989	9/23/1992	3/18/1997	3/9/2010
5,789,568	8/25/1989	7/16/1996	8/04/1998	8/25/2009
5192,659	8/25/1989	7/11/1990	3/09/1993	3/09/2010
5,851,762	7/11/1990	8/22/1994	12/22/1998	12/22/2015

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